UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/04/2010 tw telecom inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 4, 2010, tw telecom inc. issued a press release announcing the pricing of the previously announced offering by its wholly owned subsidiary, tw telecom holdings inc., of $430 million aggregate principal amount of senior notes due 2018. The senior notes will bear interest at 8% per annum, and the senior notes were priced to investors at 99.284% of their principal amount. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The senior notes are being offered only to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1        Press Release dated March 4, 2010, relating to pricing of a private offering of senior notes by tw telecom holdings inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

Date: March 04, 2010	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated March 4, 2010, relating to pricing of a private offering of senior notes by tw telecom holdings inc.